                                                                    EXHIBIT 99.1


   CTI MOLECULAR IMAGING, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER
         OF FISCAL 2003 AND UPDATES GUIDANCE FOR FISCAL FOURTH QUARTER

                      Net Revenues Grow 44% to $99 Million
                         Bookings Up 64% to $126 Million
                         Backlog Up 66% to $202 Million
                           Earnings Per Share of $0.16

KNOXVILLE, TN--AUGUST 5, 2003 - CTI Molecular Imaging, Inc. (Nasdaq: CTMI), a leading provider of positron emission tomography (PET) equipment, molecular probes and services, today announced financial results for its fiscal third quarter ended June 30, 2003.

Net revenues for the third quarter were $99.2 million, a 44% increase over net revenues of $69.0 million for the same period last year. Net income was $7.5 million, or $0.16 per share on a fully-diluted basis, compared to a net loss attributable to common shareholders of $2.3 million, or ($0.07) per share on a fully-diluted basis, in the prior fiscal year's third quarter. Backlog at the end of the third quarter totaled $201.7 million, up $80.5 million, or 66%, from the comparable time last fiscal year.

"We are pleased with another solid quarter of performance with each of our business segments reporting strong top line performance. During the third quarter we continued to experience particularly strong growth at CTI Services, our direct distribution business. This momentum has been a major contributor to the continued increase in our backlog," said Terry D. Douglass, Ph.D., Chairman and Chief Executive Officer. "Additionally, PETNET's operating performance is turning the corner as sequential FDG dose growth increased from the prior quarter and its profitability improved. We are very confident that PETNET is on the right track to leverage its strong network and generate profitable growth."

During the quarter, on a consolidated basis CTI shipped 49 scanners and booked orders for an additional 65 scanners. Of these scanners, CTI Services shipped 19 scanners during the quarter, compared to 12 in the second quarter of fiscal 2003, and booked 24 new orders. Of these bookings, about 80% were from the non-hospital segment of the market and 85% were orders for the company's comprehensive set of products and services. "I am really pleased with our ability to continue to build the funnel of orders. After three quarters in this fiscal year, we have booked 74 orders directly, compared to 13 for the same period last year, and we are on pace to exceed 100 orders for the year. Competitive pricing pressure has increased on the sale of scanners, which impacted our gross margins for the quarter," continued Douglass.

In June, CPS Innovations introduced PICO-3D processing, a new electronic digital imaging system that doubles the count-rate performance of CPS' existing line of LSO-based PET/CT systems. PICO-3D is the first electronic design that takes full advantage of the inherent characteristics of our proprietary LSO crystal detection material. This system will provide faster scan times and higher quality images than current LSO-based PET/CT systems. PICO-3D will be incorporated into the design of new LSO-based PET/CT systems manufactured by CPS and can be added as an upgrade to CPS' LSO-based PET/CT's already in the field.

In the third quarter, PETNET's revenues grew 28% on a 13% sequential increase in FDG doses over the second quarter, up from 9% sequential growth last quarter, which was partially offset by a 4% sequential decline in average price. On a year over year basis, deliveries of FDG doses grew 52% compared to the prior year period. PETNET expanded its distribution network by two facilities in the third quarter to 39, adding two PET molecular probe manufacturing and pharmacy centers in Little Rock, AR and Phoenix, AZ. "In addition to the improvement in sequential dosage growth, PETNET also experienced improvement in gross margins and net income," said Douglass.

SEGMENT INFORMATION:


                                                  Three Months Ended                  Nine Months Ended
                                                      June 30,                            June 30,
                                            -----------------------------     -----------------------------
(in thousands)                                  2003             2002            2003              2002
                                            ------------     ------------     ------------     ------------
                                                     (unaudited)                         (unaudited)

REVENUES, GROSS:
CPS                                         $     63,523     $     49,284     $    150,829     $    120,533
PETNET                                            19,077           14,907           52,448           40,481
Detector Materials                                14,020            7,635           42,290           18,249
CTI Services                                      36,706           21,279           80,105           40,770
                                            ------------     ------------     ------------     ------------
Total                                       $    133,326     $     93,105     $    325,672     $    220,033
                                            ============     ============     ============     ============
REVENUE ELIMINATIONS:
CPS                                         $    (19,245)    $    (12,340)    $    (34,014)    $    (18,865)
PETNET                                                --              (31)              --             (260)
Detector Materials                               (13,143)          (7,302)         (39,825)         (17,491)
CTI Services                                      (1,733)          (4,388)         (10,105)         (11,559)
                                            ------------     ------------     ------------     ------------
Total                                       $    (34,121)    $    (24,061)    $    (83,944)    $    (48,175)
                                            ============     ============     ============     ============
REVENUES, NET:
CPS                                         $     44,278     $     36,944     $    116,815     $    101,668
PETNET                                            19,077           14,876           52,448           40,221
Detector Materials                                   877              333            2,465              758
CTI Services                                      34,973           16,891           70,000           29,211
                                            ------------     ------------     ------------     ------------
Total                                       $     99,205     $     69,044     $    241,728     $    171,858
                                            ============     ============     ============     ============
INCOME (LOSS) FROM OPERATIONS:
CPS                                         $     12,629     $     11,382     $     29,269     $     27,491
PETNET                                             1,732            1,258            1,028              915
Detector Materials                                 7,671            2,357           17,315            5,391
CTI Services                                      (2,247)            (383)          (5,869)          (1,604)
Corporate & Other                                 (1,415)          (4,994)          (2,458)         (14,092)
                                            ------------     ------------     ------------     ------------
Total                                       $     18,370     $      9,620     $     39,285     $     18,101
                                            ============     ============     ============     ============

ORDERS, SHIPMENTS AND BACKLOG:

The following table summarizes scanner orders and shipments on a consolidated basis:



                                                   Three Months Ended                 Three Months Ended
                                                      June 30, 2003                      June 30, 2002
                                            --------------------------------    --------------------------------
                                                Orders           Shipments         Orders            Shipments
                                            --------------    --------------    --------------    --------------
CTI Services                                            24                19                 6                 8
CPS through other distributors                          41                30                41                32
                                            --------------    --------------    --------------    --------------
Total                                                   65                49                47                40
                                            ==============    ==============    ==============    ==============


Orders for the quarter totaled $126.0 million compared to $76.8 million for the corresponding quarter last year, a 64% increase. Backlog on a consolidated basis at June 30, 2003 is $201.7 million and consists of 75 orders for PET and PET/CT scanners, as well as cyclotrons and service and support contracts. Backlog excludes orders placed with PETNET for FDG doses.

BALANCE SHEET HIGHLIGHTS:

Cash and marketable securities were $74.2 million at June 30, 2003. Cash flow from operations was $9.1 million, and capital expenditures were $7.3 million during the third quarter of fiscal 2003.

FINANCIAL OUTLOOK:

"We have experienced an increasingly competitive marketplace, which adversely affected scanner pricing in our fiscal third quarter and we expect this trend to continue for the remainder of this fiscal year and into the first quarter of fiscal 2004. For the fiscal fourth quarter, we expect fully diluted earnings per share of $0.19 to $0.21 and revenues at or above $115 million," said Douglass. "We will provide formal guidance for fiscal year 2004 on our fourth quarter conference call. However, we believe that we will be able to deliver revenue growth of greater than 25% and earnings per share growth of greater than 30% next fiscal year."

EARNINGS CONFERENCE CALL INFORMATION:

The dial-in number for today's earnings call at 9:00 AM EDT is (617) 786-2962. A replay of the call will be available for one week beginning at 11:00 AM EDT. To hear this replay, please dial (888) 286-8010 and enter the reservation number 42080728. A simultaneous webcast of the call will be accessible via the internet at www.ctimi.com under the Investor Relations section. A replay of the webcast will also be archived on this site for a period of 12 months.

ABOUT CTI:

CTI Molecular Imaging, Inc. is a leading supplier of products and services for positron emission tomography (PET), a diagnostic imaging technology used in the detection and treatment of cancer, cardiac disease and neurological disorders. Additional information is available at: www.ctimi.com.

ABOUT PET AND PET/CT:

PET images the biology of diseases at the molecular level, often before anatomic changes are visible or, in some cases, before symptoms appear. Diseases are biological processes and it is these processes that PET examines. PET/CT is a new imaging technology that combines the biological examination of patients by PET with the CT images of the body's structural detail. PET/CT technology improves the diagnostic accuracy and treatment management of patients by providing surgeons, radiation oncologists and other physicians with precise anatomical landmarks associated with the disease condition as determined by PET.

PET's whole-body imaging capability helps physicians improve their ability to detect and determine the location, extent and stage of cancer, neurological disorders and cardiac disease. By improving diagnosis, PET scans aid physicians in selecting better courses of treatment, as well as assessing whether treatment is effective or should be changed. Recent published clinical trials have shown that in a wide array of cancers, the use of PET has caused the treatment to be changed for 15 to 50% of patients, depending on the specific clinical question. In addition, PET and PET/CT provide both the patient and their physician with a degree of certainty that is often unavailable through other imaging methods.

CONTACTS:

CTI Molecular Imaging, Inc., Knoxville, TN
David N. Gill, 865-218-2000
Michael A. Lawless, 865-218-2000

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "on pace," "estimate" or similar expressions, include statements regarding CTI's growth and the growth of the market for PET products and services; the future growth and profitability of our PETNET business; estimates regarding the number of units to be sold and revenues expected for fiscal year 2003; the impact of competition on the pricing of CTI's products; continued growth in the non-hospital segments of the healthcare industry; CTI's future results of operations; and any other statements that necessarily depend on future events. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: competition; the seasonality of capital equipment sales; the availability and amount of third-party payor reimbursement for PET procedures; Siemens' option to purchase a majority interest in CPS, CTI's subsidiary that develops and manufactures PET scanners; market acceptance of PET products in general and CTI's products and services in particular; the timing of orders from distribution partners and customers; legislative and regulatory developments; the timing of research and development and marketing expenses; relationships with suppliers and distributors; pricing; customer demand for financing services; and general economic conditions, such as interest rates. CTI undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect CTI or cause actual results to differ materially from those anticipated in forward-looking statements are included in CTI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 and in other reports CTI files with the SEC.

                          CTI MOLECULAR IMAGING, INC.
                           CONSIDERED BALANCE SHEETS


                                                                                 June 30,        September 30,
(in thousands)                                                                     2003             2002
                                                                              --------------    --------------
                                                                                (unaudited)

    ASSETS
Current assets:
  Cash and cash equivalents                                                   $       73,460    $       84,553
  Marketable securities                                                                  750             6,704
  Accounts receivable -- trade, net                                                   59,940            33,817
  Accounts receivable -- related party, net (1)                                       28,971            39,918
  Inventories                                                                         77,953            69,295
  Deferred tax asset                                                                  14,104             9,827
  Prepaid expenses and other current assets                                            5,468             6,112
                                                                              --------------    --------------
    Total current assets                                                             260,646           250,226
                                                                              --------------    --------------
Property and equipment, net                                                           99,812            77,667
Goodwill                                                                              12,545            12,385
Other assets                                                                          13,909            11,431
                                                                              --------------    --------------
    Total assets                                                              $      386,912    $      351,709
                                                                              ==============    ==============

  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                                      $       32,856    $       28,712
  Current maturities of long-term debt and capital lease obligations                   4,381             4,008
  Accrued liabilities                                                                 17,048            18,993
  Customer advances                                                                    9,495            17,701
  Income taxes payable                                                                 3,099             4,552
                                                                              --------------    --------------
    Total current liabilities                                                         66,879            73,966
                                                                              --------------    --------------
Other long-term liabilities                                                            4,700             1,420
Long-term debt and capital lease obligations                                          19,540            26,730
                                                                              --------------    --------------
    Total liabilities                                                                 91,119           102,116
                                                                              --------------    --------------
Minority interest                                                                     42,373            30,104

Shareholders' equity                                                                 253,420           219,489
                                                                              --------------    --------------
    Total liabilities and shareholders' equity                                $      386,912    $      351,709
                                                                              ==============    ==============


(1) Represent receivables from Siemens Medical Solutions USA, Inc.

                          CTI MOLECULAR IMAGING, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                    Three Months Ended                 Nine Months Ended
                                                                          June 30,                          June 30,
                                                                   2003              2002             2003               2002
                                                             --------------     --------------   --------------     --------------
(In thousands, except share and per share data)                         (unaudited)                         (unaudited)
Revenues                                                     $       99,205     $       69,044   $      241,728     $      171,858
Cost of revenues                                                     61,156             41,120          143,186            102,081
                                                             --------------     --------------   --------------     --------------
    Gross margin                                                     38,049             27,924           98,542             69,777
                                                             --------------     --------------   --------------     --------------
Operating expenses:
Selling, general and administrative expenses                         11,776              8,938           36,409             24,621
Research and development expenses                                     7,386              5,871           21,450             15,324
Stock-based compensation expense                                        517              3,495            1,398             11,731
                                                             --------------     --------------   --------------     --------------
  Total operating expenses                                           19,679             18,304           59,257             51,676
                                                             --------------     --------------   --------------     --------------
Income from operations                                               18,370              9,620           39,285             18,101
Warrant liability mark to market expense                                 --                 --               --              8,902
Interest expense, net                                                   231              1,157              506              3,453
Other income                                                           (540)              (238)          (1,219)              (632)
                                                             --------------     --------------   --------------     --------------
Income before income taxes and minority interest                     18,679              8,701           39,998              6,378
Provision for income taxes                                            7,143              4,238           15,229              8,839
                                                             --------------     --------------   --------------     --------------
Income (loss) before minority interest                               11,536              4,463           24,769             (2,461)
Amount applicable to minority interest, net of taxes                  4,062              3,657            9,391              8,572
                                                             --------------     --------------   --------------     --------------
Net income (loss)                                                     7,474                806           15,378            (11,033)
Accretion of preferred stocks                                            --              2,840               --              3,544
Dividends on preferred stocks                                            --                272               --              1,120
                                                             --------------     --------------   --------------     --------------
Net income (loss) attributable to common shareholders        $        7,474     $       (2,306)  $       15,378     $      (15,697)
                                                             ==============     ==============   ==============     ==============


Earnings (loss) per share
  Basic                                                      $         0.17     $        (0.07)  $         0.36     $        (0.54)
  Diluted                                                    $         0.16     $        (0.07)  $         0.33     $        (0.54)
Weighted average shares
  Basic                                                          43,977,630         31,663,993       43,000,695         29,311,000
  Diluted                                                        46,423,125         31,663,993       46,531,486         29,311,000